UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2024

Oklo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40583	86-2292473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Coronado Dr. Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

(650) 550-0127

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OKLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to the Amended and Restated Registration Rights Agreement, dated May 9, 2024 (the “Registration Rights Agreement”), by and among Oklo Inc. (the “Company), AltC Sponsor LLC (the “Sponsor”) and each persons identified on the signature pages thereto, the Company Shareholder Lock-up Period, beginning on the Closing Date (as defined in the Registration Rights Agreement) and ending at 11:59 p.m. Eastern Time on the date that is 180 days after the Closing Date, expired on November 5, 2024 at 11:59 p.m. Eastern time.

Additionally, pursuant to the Letter Agreement, dated July 11, 2023 (the “Sponsor Agreement”), by and among the Company, the Sponsor and the Insiders (as defined in the Sponsor Agreement), the First Vesting Price (as defined in the Sponsor Agreement) was achieved at market close on November 5, 2024 (such event, the “First Sponsor Lock-up Trigger”), by virtue of the closing price of the Shares equaling or exceeding the applicable threshold for 20 trading days within any 60 consecutive trading days ending on November 5, 2024. As a result of the satisfaction of the First Sponsor Lock-up Trigger, 50% of the Vesting Founder Shares held by the Sponsor (as described in the Sponsor Agreement) vested on November 5, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oklo Inc.

Date: November 6, 2024	By:	/s/ R. Craig Bealmear
	Name:	R. Craig Bealmear
	Title:	Chief Financial Officer